UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 7, 2011 (September 2, 2011)

THE PROGRESSIVE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio 44143

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 440-461-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

On September 2, 2011, The Progressive Corporation (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) entered into a Second Supplemental Indenture amending and supplementing the Junior Subordinated Indenture, dated June 21, 2007 (the “Base Indenture”), as amended and supplemented by a First Supplemental Indenture dated June 21, 2007 (the “First Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), to reflect the surrender by the Company of the right to defer interest on the Company’s 6.70% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067 issued pursuant to the Indenture, which right was conferred upon the Company by the First Supplemental Indenture.

The Second Supplemental Indenture was entered into pursuant to Section 8.1 of the Base Indenture, as modified by Section 7.01 of the First Supplemental Indenture, which provides with respect to the Debentures that the Company and the Trustee, without the consent of any holder of the Debentures, may supplemental or amend the Indenture, among other reasons, to surrender any right or power conferred upon the Company under the Indenture.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 4	Second Supplemental Indenture dated September 2, 2011, to the Junior Subordinated Indenture dated June 21, 2007, between The Progressive Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee

See exhibit index on page 4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2011

THE PROGRESSIVE CORPORATION

By:	/s/ Jeffrey W. Basch
Name:	Jeffrey W. Basch
Title:	Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No. Under Reg. S-K Item 601	Form 8-K Exhibit No.	Description

4	4	Second Supplemental Indenture dated September 2, 2011, to the Junior Subordinated Indenture dated June 21, 2007, between The Progressive Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee

4